Exhibit 1

Attorney's Certification

I the undersigned, Dana Erez, Psagot Investment House Ltd.'s Secretary, hereby certify as follows:

1.	The above composition of signatures is binding on Psagot Investment House Ltd. in respect of the attached report.

2.
The above authorized signatories signed this document before me and were identified by me in person according to an identity card, as required by and in accordance with the Prohibition on Money Laundering Law, 5760-2000 and the orders pursuant thereto.

3.	The resolution concerning Psagot Investment House Ltd.'s authorized signatories was duly adopted, in accordance with Psagot Investment House Ltd.'s incorporation documents.

May 24, 2012 __________________ Date	/s/ Dana Erez _________________ Dana Erez, Adv. Lic. No. 29980 Attorney (signature & stamp)